Report of Independent Registered Public Accounting Firm
The Board of Trustees
Legg Mason Partners Equity Trust:

In planning and performing our audits of the financial statements of Legg Mason Global Currents International All Cap Opportunity Fund (formerly Legg Mason Partners International All Cap Opportunity Fund), Legg Mason ClearBridge Dividend Strategy Fund (formerly Legg Mason Partners Dividend Strategy Fund), Legg Mason Esemplia Emerging Markets Equity Fund (formerly Legg Mason Partners Emerging Markets Equity Fund), Legg Mason ClearBridge Diversified Large Cap Growth Fund (formerly Legg Mason Partners Diversified Large Cap Growth Fund), Legg Mason Batterymarch 130/30 U.S. Large Cap Equity Fund (formerly Legg Mason Partners 130/30 U.S. Large Cap Equity Fund) and Legg Mason ClearBridge Equity Income Builder Fund (formerly Legg Mason Partners Equity Income Builder Fund), each a series of Legg Mason Partners Equity Trust, as of and for the year ended October 31, 2009, Legg Mason ClearBridge Mid Cap Core Fund (formerly Legg Mason Partners Mid Cap Core Fund), a series of Legg Mason Partners Equity Trust as of October 31, 2009 and for the period from December 1, 2008 to October 31, 2009, and Legg Mason ClearBridge Appreciation Fund (formerly Legg Mason Partners Appreciation Fund), Legg Mason ClearBridge Capital Fund (formerly Legg Mason Partners Capital
Fund), Legg Mason ClearBridge Equity Fund (formerly Legg Mason Partners Equity Fund), Legg Mason Batterymarch Global Equity Fund (formerly Legg Mason Partners Global Equity Fund), Legg Mason ClearBridge Investors Value Fund (formerly Legg Mason Partners Investors Value Fund) and Legg Mason ClearBridge Small Cap Growth Fund (formerly Legg Mason Partners Small Cap Growth Fund), each a series of Legg Mason Partners Equity Trust as of October 31, 2009 and for the period from January 1, 2009 to October 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds? internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds? internal control over financial reporting. Accordingly, we express no such opinion.
Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A fund?s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the fund?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds? annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds? internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds? internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2009.
This report is intended solely for the information and use of management and the Board of Trustees of Legg Mason Partners Equity Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP
New York, New York
December 21, 2009